Exhibit 8.1

October 23, 2017

Teekay LNG Partners L.P.

Teekay GP L.L.C.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton, HM08

Bermuda

Re: Teekay LNG Partners L.P. Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Teekay LNG Partners L.P., a Republic of The Marshall Islands limited partnership (the “Partnership”) in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended of a preliminary prospectus supplement dated October 16, 2017 (the “Preliminary Prospectus Supplement”) and a final prospectus supplement dated October 16, 2017 (the “Prospectus Supplement”) to that certain Registration Statement dated October 16, 2017 on Form F-3 (No. 333- 220967) (together with the Preliminary Prospectus Supplement and the Prospectus Supplement, the “Registration Statement”) for the offer and sale of up to 6,900,000 8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units of the Partnership.

You have requested our opinion regarding certain United States federal income tax considerations that may be relevant to prospective Series B Preferred unitholders. In rendering our opinion, we have examined and relied upon the truth, accuracy, and completeness of the facts, statements and representations contained in (i) the Registration Statement and the Prospectus Supplement, (ii) the certificate of the Partnership, Teekay GP L.L.C., a Republic of The Marshall Islands limited liability company (the “General Partner”) and certain other affiliates of the Partnership (the “Tax Certificate”), (iii) that certain Third Amended and Restated Agreement of Limited Partnership of Teekay LNG Partners L.P., dated as of October 23, 2016 (the “Partnership Agreement”), (iv) those certain letter rulings dated September 20, 2005, June 26, 2009 and August 13, 2009 received by Teekay Corporation, the Partnership and Teekay Holdings Limited from the Internal Revenue Service (the “Rulings”), and (v) such other documents, certificates, records, statements and representations made by the Partnership as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have not, however, undertaken an independent investigation of any factual matter set forth in any of the foregoing.

In addition, we have assumed, with your permission, (i) that the Partnership will operate in full compliance with the terms of the Partnership Agreement without waiver or breach of any material provision thereof, (ii) that the Rulings will not be revoked or modified, (iii) that the statements and representations concerning the Partnership and its operations contained in the Registration Statement and the Prospectus Supplement and the statements and representations contained in the Tax Certificate are true, correct and complete and will remain true, correct and complete at all relevant times, (iv) the authenticity of original documents submitted to us and the conformity to the originals of documents

Teekay LNG Partners L.P.

Teekay GP L.L.C.

October 23, 2017

submitted to us as copies and (v) that any statement or representation contained in the Tax Certificate with the qualification “to the knowledge of” or “based on the belief of” or other similar qualification, is true, correct and complete and will remain true, correct and complete at all relevant times, in each case without such qualification.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement, we hereby confirm our opinions set forth in, and as of the date of, the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement under the heading “Material United States Federal Income Tax Considerations.”

This opinion addresses only the matters of United States federal income taxation specifically described under the heading “Material United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement. This opinion does not address any other United States federal tax consequences or any state, local or foreign tax consequences that may be relevant to prospective Series B Preferred unitholders.

We hereby consent to the discussion of this opinion in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement, to the filing of this opinion as an exhibit to a Report on Form 6-K of the Partnership, to the incorporation by reference of this opinion into the Registration Statement and to the use of our name under the captions “Legal Matters” and “Material United States Federal Income Tax Considerations” in the Preliminary Prospectus Supplement, the Prospectus Supplement and the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), nor do we admit that we are experts with respect to any part of the Preliminary Prospectus Supplement, the Prospectus Supplement or the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP

Perkins Coie LLP